Exhibit 99.1

CPI Card Group Announces Transition of CFO

Company Issues Preliminary First Quarter 2018 Financial Results

Littleton, Colo. (May 2, 2018) — CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS) (“CPI Card Group” or the “Company”), a global leader in financial and EMV® chip card production and related services, today announced that Lillian Etzkorn has accepted an executive leadership position in Detroit, where she has lived for more than 40 years, in order to be closer to her home and family.  Ms. Etzkorn will remain with the Company through July 24, 2018 to transition her responsibilities.  The Company intends to immediately commence a search for a new Chief Financial Officer.

Ms. Etzkorn commented, “I made the difficult decision to leave CPI and accept a position in Detroit in order to be closer to my home and family.  I am proud to have served as a member of the outstanding management team at CPI, and I am confident that the Company is positioned well for success going forward. I wish everyone at CPI all the best.”

Scott Scheirman, President and Chief Executive Officer of CPI, stated: “I want to thank Lillian for her leadership of our finance organization and the positive contributions she has made during her tenure.  On behalf of the entire Company, I wish Lillian the very best in her future endeavors. “

“Although it’s always a challenge to lose a member of the leadership team,” Mr. Scheirman continued, “we remain confident in our long-term opportunities.  We anticipate our 2018 first quarter results will be in line with our expectations, highlighted by approximately 5% revenue growth.  We will share additional information on our May 8th earnings call.  We continue to focus on our strategy of deep customer focus, providing market-leading quality products and customer service, a market competitive business model, and continuous innovation.”

Preliminary First Quarter of 2018 Financial Results

CPI expects total net sales for the first quarter of 2018 to be approximately $59 million, an increase of 5% over the first quarter of 2017, and a net loss of approximately $7.3 million. Adjusted EBITDA is expected to be approximately $2.7 million. Cash flow from operations is expected to be a use of approximately $2 million. At March 31, 2018, CPI had available liquidity of approximately $40 million including approximately $20 million of cash on the balance sheet and an undrawn $40 million revolving credit facility, of which $20 million was available for borrowing.

First quarter of 2018 preliminary results are subject to change based on the completion of the Company’s quarter-end review process.  CPI has scheduled a conference call to discuss first quarter results on May 8th.

Full Quarterly Results Conference Call on May 8, 2018

As previously announced, CPI will hold a conference call on Tuesday, May 8, 2018 at 5:00 p.m. Eastern Time (ET) to discuss its first quarter 2018 financial results. To access this call, dial (844) 392-3771 (domestic) or (636) 812-6483 (international). The pass code for the call is 3493588. Additionally, a live webcast of the conference call will be available on the “Investor Relations” page on the Company’s web site http://investor.cpicardgroup.com/.

Following the completion of the conference call, a replay of the conference call will be available from 8:00 p.m. ET on May 8, 2018 until 8:00 p.m. ET on May 15, 2018. To access the replay, please dial (855) 859-2056 or (404) 537-3406; Conference ID: 3493588.

Non-GAAP Financial Measures

In addition to financial measures provided in this release in accordance with U.S. generally accepted accounting principles (GAAP), we have provided Adjusted EBITDA, which is a non-GAAP financial measure.  Adjusted EBITDA is defined as EBITDA adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation, stock-based compensation expense, restructuring and other charges, foreign currency gain or loss, and other items that are unusual in nature, infrequently occurring or not considered part of our core operations.  EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry.  EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations.  EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income as indicators of operating performance or any other measures of performance derived in accordance with GAAP.  Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.  Adjusted EBITDA is utilized by management in comparing our operating performance on a consistent basis between fiscal periods.  We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers.  Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Our definitions of EBITDA and Adjusted EBITDA may be different from similarly titled measures of other companies.  We have provided below a reconciliation of Adjusted EBITDA to our GAAP net loss, which is the most directly comparable GAAP financial measure.

About CPI Card Group

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards, including EMV chip, personalization, instant issuance, fulfillment and mobile payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from locations throughout the United States, Canada and the United Kingdom, we have a leading network of high security facilities in the United States and Canada, each of which is certified by one or more of the payment brands: Visa, MasterCard, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

EMV is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as statements about our plans, objectives, expectations, assumptions or future events. Words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue”, “project”, “plan”, “foresee”, and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 13, 2018. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

CPI Card Group Inc. Investor Relations

William Maina

(877) 369-9016

InvestorRelations@cpicardgroup.com

or

CPI Card Group Inc. Media Relations

Media@cpicardgroup.com

CPI Card Group Inc. and Subsidiaries

Supplemental GAAP to Non-GAAP Reconciliation

(Dollars in Thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
EBITDA and Adjusted EBITDA:
Net loss	$(7,291)	$(4,506)
Interest expense, net	5,519	5,062
Income tax benefit	(1,985)	(2,291)
Depreciation and amortization	5,225	4,533
EBITDA	$1,468	$2,798

Adjustments to EBITDA
Stock-based compensation expense	395	546
Litigation and related charges (1)	696	580
Restructuring (2)	329	—
Foreign currency gain	(207)	(73)
Subtotal of adjustments to EBITDA	1,213	1,053
Adjusted EBITDA	$2,681	$3,851

(1)         Represents legal costs incurred in connection with certain patent and shareholder litigation.

(2)         Represents employee termination costs incurred primarily in connection with the decision to consolidate three personalization operations in the United States into two facilities.

First quarter of 2018 preliminary results are subject to change based on the completion of the Company’s quarter-end review process.